                                   AGREEMENT

                                     between

                    RANDGOLD AND EXPLORATION COMPANY LIMITED
                        (Registration No: 1992/005642/06)

                                       and

                     NOTABLE HOLDINGS (PROPRIETARY) LIMITED
                         (Registration No: 000 927 1621)

                                TABLE OF CONTENTS

1.    INTERPRETATION AND PRELIMINARY                                          2
2.    PAYMENT BY NOTABLE HOLDINGS                                             3
3.    TRANSFER OF THE SETTLEMENT SHARES                                       4
4.    CASH PAYMENT                                                            4
5.    SECURITY                                                                4
6.    WARRANTIES AND REPRESENTATIONS                                          4
7.    BREACH                                                                  5
8.    ARBITRATION                                                             5
9.    WHOLE AGREEMENT                                                         8
10.   SEVERABILITY                                                            8
11.   NO ASSIGNMENT                                                           9
12.   CONFIDENTIALITY AND PUBLICITY                                           9
13.   CHOICE OF LAW                                                           9

1.   INTERPRETATION AND PRELIMINARY

     The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. Unless a contrary intention clearly appears --

     1.1   words importing--

           1.1.1    any one gender include the other two genders;

           1.1.2    the singular include the plural and vice versa; and

           1.1.3    natural persons include created entities (corporate or
                    unincorporate) and the state and vice versa;

     1.2   the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely --

           1.2.1    "agreement" means this agreement;

           1.2.2    "cash payment" means a cash payment in South African
                    currency of R27 000 000 (twenty seven million rand);

           1.2.3    "DRD" means Durban Roodepoort Deep Limited, with
                    registration number: 1895/000926/06, being a company
                    incorporated and carrying on business in accordance with the company laws of the Republic of South Africa;

           1.2.4    "effective date" means 22 July 2003;

           1.2.5    "Notable Holdings" means Notable Holdings (Proprietary)
                    Limited, with registration number: 000 927 1621, being a
                    company incorporated and carrying on business in accordance with the company laws of Australia;

           1.2.6    "parties" means Notable Holdings and Randgold;

           1.2.7    "Randgold" means Randgold and Exploration Company Limited, with registration number: 1992/005642/06 being a company

                                                                          Page 3

                    incorporated and carrying on business in accordance with the company laws of the Republic of South Africa;

           1.2.8    "script lending agreement" means the script lending
                    agreement concluded by and between Randgold and Notable
                    Holdings on 3 March 2000 with subsequent addendums;

           1.2.9    "script lending shares" means 3 000 000 (three million)
                    ordinary shares of no par value each in the issued ordinary share capital of DRD;

           1.2.10   "settlement shares" means 660 000 (six hundred and sixty
                    thousand) ordinary shares of R1 each in the issued ordinary share capital of Western Areas;

           1.2.11   "Stamp Duties Act" means the Stamp Duties Act, No 77 of
                    1968;

           1.2.12   "Western Areas" means Western Areas Limited with
                    registration number: 1959/003209/06, being a company
                    incorporated and carrying on business in accordance with the company laws of the Republic of South Africa.

           1.2.13   "Closing date" means fourteen (14) days after signature.

2.   PAYMENT BY NOTABLE HOLDINGS

     2.1   Randgold and Notable Holdings concluded the script lending agreement.

           2.2      The loan of the script lending shares under the script
                    lending agreement remains outstanding inclusive of all
                    outstanding interest and fees.

           2.3      This agreement is an amendment to the script lending
                    agreement and this agreement is not a novation of the rights and obligations of the parties to and under the script
                    lending agreement.

           2.4      In lieu of the redelivery of the script lending shares as
                    contemplated in clause

                    2 of addendum no. 3 of the script lending agreement, Notable
                    Holdings shall in full and final settlement of the
                    obligations of Notable Holdings under the script lending
                    agreement:

                                                                          Page 4

           2.4.1    transfer to and in favour of Randgold, the settlement
                    shares; and

           2.4.2    make the cash payment.

3.   TRANSFER OF THE SETTLEMENT SHARES

     On the closing date, representatives of the parties shall meet at the domicilium of Randgold. At that meeting Notable Holdings shall:

     3.1   deliver to Randgold the share certificates in respect of the settlement shares, together with declarations for the transfer thereof in blank as to transferee, duly signed by Notable
           Holdings/registered holders complying in all respects with the provisions of the articles of association of Western Areas and the Stamp Duties Act;

4.   CASH PAYMENT

     A cash payment of R27,000,000 (Twenty Seven Million Rand) into a bank account nominated by Randgold by inter-branch electronic transfer by no later than 30 June 2004.

5.   SECURITY

     As security for the cash payment referred to in clause 4 above, Notable
     Holdings shall lodge with Randgold 660,000 (six hundred and sixty thousand)
     ordinary shares of R1 each in the issued ordinary share capital of Western
     Areas.

6.   WARRANTIES AND REPRESENTATIONS

     On the effective date:

     6.1   Notable Holdings will be entitled and able to give free and unencumbered title of the settlement shares to Randgold;

     6.2   no person will have any right (including any option or right of first refusal) to acquire any of the settlement shares;

     6.3   Notable Holdings will be the sole beneficial owner of the settlement shares.

     6.4   The settlement shares will be part of the issued share capital of
           Western Areas listed on the JSE Securities Exchange.

                                                                          Page 5

7.   BREACH

     If any party breaches any of the provisions of this agreement ("defaulting party"), then, without prejudice to any remedy in favour of the innocent party ("innocent party") arising from such breach, the innocent party shall be entitled to apply for:

     7.1   an order of specific performance against the defaulting party; and/or

     7.2   an interdict against the defaulting party; and/or

     7.3   damages from the defaulting party,

     subject always to the condition that in the event that Notable Holdings is the innocent party, Notable Holdings shall not be entitled to cancel this agreement.

8.   ARBITRATION

     8.1   Save in respect of those provisions of the agreement which provide for their own remedies which would be incompatible with
           arbitration, a dispute which arises in regard to --

           8.1.1    the interpretation of; or

           8.1.2    the carrying into effect of; or

           8.1.3    any of the parties' rights and obligations arising from; or

           8.1.4    the termination or purported termination of or arising from the termination of; or

           8.1.5    the rectification or proposed rectification of,

           this agreement, or out of or pursuant to this agreement or on any matter which in terms of this agreement requires agreement by the parties, (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction) shall, subject to the provisions of clause 8.2, be submitted to and decided by arbitration.

     8.2   Upon the happening of a dispute, prior to the dispute being submitted to and decided by arbitration, the parties undertake to negotiate in good faith with the other in regard to the dispute for a period of 2
           (two) business days ("two day

                                                                          Page 6

           period"), it being agreed that either party may address a written notice to the other to record the commencement of the two day period. In the event that the parties do not reach agreement by the conclusion of the two day period in regard to the dispute, the negotiations shall be deemed to have been concluded and the said dispute shall be submitted (by either of the parties) to and decided by arbitration as contemplated in this clause 8.

     8.3   That arbitration shall be held--

           8.3.1    with only the parties and their representatives other than legal representatives, present thereat;

           8.3.2    at Cape Town.

     8.4   It is the intention that the arbitration shall, where possible, be held and concluded in 21 (twenty one) business days after it has been demanded. The parties shall use their best endeavours to procure the expeditious completion of the arbitration.

     8.5   Save as expressly provided in this agreement to the contrary, the arbitration shall be subject to the arbitration legislation for the time being in force in South Africa.

     8.6   The arbitrator shall be, if the matter in dispute is principally--

           8.6.1    a legal matter, an impartial practising advocate of not less than 10 (ten) years' standing, or an impartial admitted
                    attorney of not less than 10 (ten) years' standing;

           8.6.2    an accounting matter, an impartial practising chartered
                    accountant of not less than 10 (ten) years' standing;

           8.6.3    any other matter, an independent person agreed upon between the parties.

     8.7   If the parties fail to agree on an arbitrator within 10 (ten) days after the arbitration has been demanded, the arbitrator shall be nominated, at the request of either of the parties by the President
           (or his nominee) for the time being of the Cape of Good Hope Law
           Society (or its successor body). If that person fails or refuses to make the nomination, either party may approach the

                                                                          Page 7

            High Court of South Africa to make such an appointment. To the extent necessary, the court is expressly empowered to do so.

     8.8    If the parties fail to agree whether the dispute is of a legal, accounting or other nature within 5 (five) business days after the arbitration has been demanded, it shall be considered a matter referred to in clause 8.6.1

     8.9    The arbitrator shall have the fullest and freest discretion with regard to the proceedings save that he shall be obliged to give his award in writing fully supported by reasons. His award shall be final and binding on the parties to the dispute.

     8.10   Furthermore the arbitrator.-.

            8.10.1    may by notice to the parties within 7 (seven) business
                      days after his appointment, dispense wholly or in part
                      with formal submissions or pleadings provided that the
                      parties are given the opportunity to make submissions;

            8.10.2    shall determine the applicable procedure and shall not
                      be bound by strict rules of evidence;

            8.10.3    shall allow any party to the arbitration to call any
                      witnesses he determines and shall permit cross
                      examination of witnesses;

            8.10.4    may, in addition to any other award he may be able to
                      make, award interest with effect from any date, and on
                      any other basis he considers appropriate in the
                      circumstances;

            8.1 0.5   shall make such order as to costs as he deems just.

     8.11   Either party shall be entitled to have the award made an order of court of competent jurisdiction.

     8.12   Any dispute shall be deemed to have been referred or subjected to arbitration hereunder when either party gives written notice to the other of the dispute, demands an arbitration and requests agreement on an arbitrator.

     8.13   The provisions of this clause are severable from the rest of this agreement and shall remain in effect even if this agreement is terminated for any reason.

                                                                          Page 8

     8.14   The parties shall keep the evidence in the arbitration proceedings and any order made by any arbitrator confidential unless otherwise contemplated herein.

     8.15   The arbitrator shall have the power to give default judgment if any party fails to make submissions on due date and/or fails to appear at the arbitration.

9.   WHOLE AGREEMENT

     9.1    This agreement constitutes the whole agreement between the parties relating to the subject matter hereof.

     9.2    No amendment or consensual cancellation of this agreement or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement and no settlement of any disputes arising under this agreement and no extension of time, waiver or relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this agreement shall be binding unless recorded in a written document signed by the parties. Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

     9.3    No extension of time or waiver or relaxation of any of the provisions or terms of this agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement, shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.

     9.4    To the extent permissible by law no party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

10.  SEVERABILITY

            Any provision in this agreement which is or may become illegal, invalid or unenforceable in any jurisdiction affected by this agreement shall, as to such

                                                                          Page 9

            jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be treated pro non scripto and severed from the balance of this agreement, without invalidating the remaining provisions of this agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     11.    NO ASSIGNMENT

            None of the parties shall be entitled to cede and delegate any or all of their rights and obligations under this agreement to any third party.

     12.    CONFIDENTIALITY AND PUBLICITY

            Any information obtained by any of the parties to this agreement in terms, or arising from the implementation, of this agreement shall be treated as confidential by the other parties and shall not be used, divulged or permitted to be divulged to any person not being a party to this agreement, without the prior written consent of the other parties save that any information which is required to be furnished by law or by existing contract or by any stock exchange on which the shares of either party to this agreement are listed may be so furnished.

     13.    CHOICE OF LAW

            This agreement shall be governed and interpreted by the substantive laws of South Africa (and if the prescription laws of the Republic of South Africa are not considered to be substantive laws thereof, by the prescription laws as well), provided that if the major part of the agreement is to be performed outside the Republic of South
            Africa, no laws of the Republic of South Africa which promote competition in the Republic of South Africa shall govern.

SIGNED by the parties and witnessed on the following dates and at the following places respectively:

DATE           PLACE          WITNESS                SIGNATURE
----           -----          -------                ---------

9 Dec 2003     Johannesburg
                                             For: RANDGOLD AND
                                             EXPLORATION COMPANY
                                             LIMITED
                   1.   /s/ J. Bailey
                                             /s/ R.B. Kebble
                                             R.B.Kebble

                                             (The signatory who warrants that he
                                             Is duly authorized)

                                             RB Kebble
                                             (print name)

                   2.   /s/ M.M. Brown

                                             For:  NOTABLE HOLDINGS
                                             LIMITED

                   1.   /s/ J. Bailey
                                             /s/ J. Stratton
                                             J.Stratton

                                             (The signatory who warrants that he
                                             is duly authorized)

                                             J Stratton
                                             (print name)

                   2.   /s/ M.M. Brown